
CLEARFIELD
NASDAQ CLFD
CLEARFIELD
NASDAQ:CLFD
Leader in Fiber Optic Management & Connectivity Solutions
Fiscal Q2 2016 FieldReport
April 28, 2016

Hello, this is Cheri Beranek, President and CEO of Clearfield. Welcome to our fiscal second quarter 2016 FieldReport. Before we begin, I'd like to provide some important cautions regarding forward-looking statements made during today's presentation.

Important Cautions Regarding Forward-Looking Statements

Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business.

Certain important factors could have a material impact on the Company's performance, including, without limitation the effect of the significant downturn in the U.S. economy on Clearfield's customers; the impact of the American Recovery and Reinvestment Act or any other legislation on customer demand and purchasing patterns; cyclical selling cycles; need to introduce new products and effectively compete against competitive products; the effectiveness of distributors and new selling channels; dependence on third-party manufacturers and the availability of raw materials, particularly fiber; the success of efforts to reduce expenses through manufacturing improvements and procurement; reliance on key customers; rapid changes in technology; the negative effect of product defects; the need to protect its intellectual property; the impact on its financial results or stock price of its ability to use its deferred tax assets, consisting primarily of credit carryforwards and state net operating loss carryforwards, to offset future taxable income; the valuation of its goodwill and the effect of its stock price, among other factors, on the evaluation of goodwill; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2015 as well as other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update these statements to reflect actual events.

Certain important factors could have a material impact on the Company's performance, including these set forth in the slide entitled "Important Cautions Regarding Forward-Looking Statements," as well as the factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2015 and other filings with the Securities and Exchange Commission.


Welcome
CLEARFIELD
Cheri Beranek
President & CEO

Building on the strong momentum we established in the fiscal first quarter, Q2 marked another pivotal period in our company's history. Apart from our continued success in solidifying our market share in the wireline fiber-to-the-home community, sales and backlog booked demonstrate our penetration of the wireless and cable (or MSO) markets.

Optical component technology is stepping onto a grander stage and expanding our scope of significant revenue opportunities, while our Clearview cassette concept integrated alongside our FieldShield fiber pathway solution continue to prove why we are an innovative leader in helping deliver fiber not just to the home, but truly anywhere.

Over the last six months, we have made important, strategic investments in our business to support a platform from which we can elevate our future growth trajectory. Some of these investments are part of large-scale initiatives, such as hiring a national sales manager for the Verizon account, to gain visibility and traction in this Tier 1 fiber-to-the-home opportunity. Others have had a more near-term objective, such as expanding our sales capabilities with leading partner distributors to reach a broader customer base, including the national wireless carriers and cable TV operators. But beyond our investments in people and processes, we continue to adhere to our tradition of innovation by regularly bringing new solutions to the market—solutions that consistently redefine how fiber can be managed feasibly and cost-effectively.


Fiscal Q2 2016 Financial Highlights (vs. Q2 2015)
CLEARFIELD
• Revenue up 37% to $16.9 million
• Gross profit up 53% to $7.3 million
• Gross margin increased 460 basis points to record 43.0%
• Net income increased 398% to $1.4 million or $0.11 per diluted share
• Cash & investments increased to $36.7 million
• Order backlog increased 156% to $8.2 million
Revenue
$12.4M
$18.2M
$15.8M
$15.7M
$16.9M
Q2-15
Q3-15
Q4-15
Q1-16
Q2-16
Gross Profit
$4.8M
$7.8M
$6.6M
$6.7M
$7.3M
Q2-15
Q3-15
Q4-15
Q1-16
Q2-16
Net Income
$2.0M
$1.4M
$1.4M
$1.4M
Q2-15
Q3-15
Q4-15
Q1-16
Q2-16

These achievements have largely translated into the positive financial results generated during the quarter and first half of fiscal 2016. Revenue and gross profit both saw a healthy increase from the year-ago period, demonstrating how our unique business model is built to scale. Gross margin advancements were made possible by this expanding scale as well as a changing product mix that is led by a growing demand for our optical component technologies. Our bottom line shared in this tremendous growth for the quarter and six month period, even after accounting for the near-term investments we've made to reduce future costs, expand our sales presence, and support our successful entry into new and promising markets.

But before I discuss our operational results in a greater detail and provide our outlook for fiscal 2016 and 2017, I would like to turn the presentation over to our CFO, Dan Herzog, who will walk us through the financial performance for both the fiscal second quarter and first half of 2016.


Financial Update
CLEARFIELD
Dan Herzog
Chief Financial Officer

Thank you, Cheri.

Now, going into our financial results…


Quarterly Financial Performance
CLEARFIELD
Revenue
$12.4M
$18.2M
$15.8M
$15.7M
$16.9M
Q2-15
Q3-15
Q4-15
Q1-16
Q2-16
-6%
+27%
+10%
+12%
+37%
Year-over-Year Growth Rate

Our revenue in the second quarter of fiscal 2016 increased 37% to $16.9 million from $12.4 million during the same year-ago period. For the first six months of fiscal 2016, revenue increased 24% to $32.6 million from $26.4 million during the same period in fiscal 2015. The improvement for both the quarter and first six months of 2016 was driven primarily by increased deployments by our wireline, wireless, and cable TV customers, as well as new business through our expanded sales distribution channels.

Our international revenue in fiscal Q2 was $713,000, or 4% of total revenue. This compares to $1.4 million, or 11% of our total revenue in the same year-ago period. For the first six months of the year, international revenue was $1.5 million, or 4% of our total revenue, compared to $2.7 million, or 10% of our total revenue, for the first six months of fiscal 2015. The 46% year-over-year decrease was primarily due to unfavorable foreign currency exchange rates temporarily delaying fiber deployment projects. We believe that international sales could continue to be uneven throughout the year due to this environment.


Quarterly Financial Performance
Revenue
$12.4M
$18.2M
$15.8M
$15.7M
$16.9M
Q2-15 Q3-15 Q4-15 Q1-16 Q2-16
-6% +27% +10% +12% +37%
Year-over-Year Growth Rate
Gross Profit
$4.8M
$7.8M
$6.6M
$6.7M
$7.3M
Q2-15 Q3-15 Q4-15 Q1-16 Q2-16
38.4% 41.7% 42.6% 43.0%
Gross Margin

Gross profit for the second quarter of 2016 increased 53% to $7.3 million, or 43% of total revenue. This compares to $4.8 million, or 38.4% of total revenue in the same year-ago period. For the first half of fiscal 2016, gross profit increased 33% to $14 million, or 42.8% of total revenue. This compares to $10.5 million, or 39.8% of total revenue, for the first half of fiscal 2015. The increases in gross profit and gross margin for the quarter were due to increased volume over the prior quarter, as well as a higher percentage of sales associated with optical component technologies, which typically carry higher margins.

Looking more closely at our gross margin numbers, we surpassed our expected target range of 38% to 42% for both the quarter and the six month period. Moving forward, we are tightening this objective, and will operate on a target range of 40% to 42% for the remainder of fiscal year 2016.



Quarterly Financial Performance
CLEARFIELD
Revenue
$12.4M
$18.2M
$15.8M
$15.7M
$16.9M
Q2-15 Q3-15 Q4-15 Q1-16 Q2-16
-6% +27% +10% +12% +37%
Year-over-Year Growth Rate
Gross Profit
$4.8M
$7.8M
$6.6M
$6.7M
$7.3M
Q2-15 Q3-15 Q4-15 Q1-16 Q2-16
38.4% 42.8% 41.7% 42.6% 43.0%
Gross Margin
Net Income
$0.3M
$2.0M
$1.4M
$1.4M
$1.4M
Q2-15 Q3-15 Q4-15 Q1-16 Q2-16
2.3% 10.7% 8.7% 8.8% 8.5%
Net Margin

Our operating expenses for fiscal Q2 were $5.1 million, which was up 20% from the same year-ago quarter. Operating expenses for the first six months of fiscal 2016 were $9.8 million, which was up 17% in the same year-ago period. The increases for both the quarter and the half were due to higher compensation expenses, mainly from additional personnel, wage increases, and higher performance-based compensation accruals. We expect our operating expenses will continue to increase throughout the remainder of the year to support our investments in developing our IT infrastructure, as well as securing the necessary certifications and field trials to acquire new Tier 1 and Tier 2 business.

Our net income for the fiscal second quarter increased 398% to $1.4 million, or $0.11 per diluted share from $0.3 million, or $0.02 per diluted share in the same year-ago quarter. Net income for the first six months of fiscal 2016 increased 108% to $2.8 million, or $0.21 per diluted share from $1.4 million, or $0.10 per diluted share in the first six months of fiscal 2015. The increases for both the quarter and the half were driven by higher revenue and gross profit.


Revenue by Customer Type
Quarterly Revenue
$12.4M
$0.8
$11.6
$18.2M
$1.1
$17.1
$15.8M
$2.2
$13.6
$15.7M
$1.5
$14.2
$16.9M
$1.4
$15.5
Q2-15
Q3-15
Q4-15
Q1-16
Q2-16
Alternative Carrier
Traditional Carrier
Annual Revenue
$37.5M
$36.2
$53.4M
$12.2
$41.2
$58.0M
$12.3
$45.7
$60.3M
$4.8
$55.5
$66.6M
$6.2
$60.4
2012
2013
2014
2015
TTM
Alternative Carrier
Traditional Carrier

Historically, we've broken out the sources of our revenue into two customer types: the incumbent local exchange carriers (or ILECs) and the competitive local exchange carriers (or CLECs).

Generally, this classification has been appropriate, since a large proportion of our historical revenue has been driven by wireline service providers who either had an incumbent fiber footprint within their own territories (ILEC) or did not and thus had to overbuild a surrounding community to deliver gigabit fiber to its subscribers (CLEC). However, with the recent significant growth in our revenue from wireless and cable TV providers, we feel this classification no longer accurately distinguishes our sources of revenue.

Going forward, we will replace the customer type labels ILEC and CLEC with 'Traditional Carrier' and 'Alternative Carrier,' respectively. By Traditional Carrier, we refer to the incumbent service providers within the wireline, wireless, municipality and cable TV markets. The Alternative Carrier label will be used for the competitive providers that compete with the already established local exchange carriers through the process of overbuilding a network. Now, looking at our newly-labeled individual business markets for fiscal Q2 2016, our Traditional Carrier business was up 34% year-over-year. This was largely due to market share gains, as well as our ability to sell a broader range of products. Our Alternative Carrier business was up 80% year-over-year in fiscal Q2 2016. We believe this customer group is gradually re-establishing its build-rate in the fiber-to-the-home market, as it overcomes right-of-way and other permitting challenges.

Balance Sheet Supports Growth

$ in Millions except for per-share data	Mar. 31, 2016	Dec. 31, 2015
Cash & Investments	$36.7	$36.2
Total Assets	$61.6	$57.2
Stockholders' Equity	$55.1	$53.1
Total Debt	$0	$0
Total Capitalization	***$55.1***	***$53.1***
Current Ratio	7.9	11.4x
Tangible Book Value	52.6	$50.6
Tangible Book Value/Share	***$3.83***	***$3.69***


Cash & Investment Balances
$19.4M
$22.6M
$33.1M
$34.3M
$36.7M
2012
2013
2014
2015
Q2-16

During the quarter, our cash and investments increased to $36.7 million. Our current ratio also remained strong at 7.9, and our tangible net worth increased 4% from the prior quarter to $52.6 million.

In addition, our order backlog, which we define as purchase orders received but not yet fulfilled, increased 143% sequentially and 156% year-over-year to $8.2 million.

Finally, during the fiscal second quarter, we repurchased 6,210 shares under our stock repurchase program, which was authorized in November 2014. As of March 31, 2016, we have repurchased an aggregate of 99,179 shares for approximately $1.2 million under the program. We are authorized to repurchase an additional $6.8 million should the opportunity arise to benefit our shareholders.

Now with that, I would like to turn the presentation back over to Cheri for her insights into our operations for the quarter and first half, as well as our outlook and strategic initiatives for the rest of fiscal 2016.

Cheri?


Operational Update and Outlook
CLEARFIELD
Cheri Beranek
President & CEO

Thanks, Dan.

Since Clearfield was founded, we have prided ourselves on our field engineering expertise, innovative product solutions, and ability to understand our customers' unique fiber deployment needs. This combination has allowed us to carve out a profitable niche mainly in the Tier 3 wireline space, where we see continued growth and increasing market share.

In recent FieldReports, we have also mentioned how our extensive field experience and unique modular, single-architecture platform enable us to compete in the Tier 1 and Tier 2 market, where we offer a cost-effective and innovative solution that overcomes outdated approaches to storing, managing, and deploying fiber. We are leveraging the footprint we've established in the fiber-to-the-home community to help bring gigabit speeds to any desired endpoint, including very demanding and space-constrained environments. We refer to this as our Fiber-to-the-Anywhere platform.


We are a Fiber to the *Anywhere* Company
CLEARFIELD
• We have a successful track record in serving the **Fiber-to-the-Home (FTTH)** market
• **Patented cassette technology** can bring gigabit speeds to any endpoint, including home, business, cell tower, node, etc.
• In addition to FTTH, we are actively bringing fiber cost-effectively to two additional key markets:
• **Wireless**
• **Cable TV**
• Our unique single-architecture platform not only **differentiates** us from competitors, but also **expands** our addressable market opportunity
CPRI – Common Public Radio Interface
CRAN – Cloud or Centralized Random Access Network
Fiber to the *Anywhere* Platform
Our platform consolidates, distributes and protects fiber as it moves from the 'inside plant' to the 'outside plant,' and all the way to the home, business, cell site or any desired endpoint
12

Revenue shipped and backlog accumulated during the first half of fiscal 2016 is a continuation of our success in the FTTH market as well as our active involvement in markets outside of fiber-to-the-home, such as the wireless and cable TV space.

As wireless operators look to improve the operational efficiencies of their 3G, 4G and LTE environments, Clearfield has stepped up to provide packaging and termination expertise in the delivery of CPRI and CRAN technologies. Beyond the wireline provider that traditionally provided backhaul support, this is an opportunity for us to take our success to the next level, as we can now target the national carriers themselves.

Another area where we have seen encouraging progress and success has been in the cable TV market. As broadband service providers look to increase average revenue per subscriber, the cable providers are looking to take fiber deeper into their networks and closer to the actual subscriber, usually by segmenting the network into individual serving areas or access points that can be easily managed. This has presented us with a clear and viable revenue opportunity, as our recently launched FieldSmart 144-PON cabinet solution significantly reduces the number of access points and secondary distribution fiber needed to reach the home.


Our View of the Optical Fiber Industry
CLEARFIELD
• Insights from the Optical Fiber Communication (OFC) Conference suggests that fiber is 'back' and that a new wave of deployments is on the horizon
• FCC's Connect America Fund (CAF) Phase II: $10B in subsidies over next six years to bring broadband connectivity, through copper and optical fiber technologies, to millions of underserved subscribers in rural communities
• Clearfield now represented on FTTH Council, with executive appointments in the technology and public policy committees
OFC
FC
FTTH COUNCIL
N. American Homes with Fiber Access
Passed but Not Connected
Connected
20M
22M
25M
28M
31M
35M
41M
47M
54M
63M
13
14
16
18
19
21
25
28
33
38
6
7
9
11
12
14
16
19
22
25
10
11
12
13
14
15
16F
17F
18F
19F

I recently attended the Optical Fiber Communication, or OFC, conference. What I gathered during my discussions with leading analysts, executives, and market professionals was that the optical fiber industry was back and poised for another major cycle of widespread adoption and deployment.

Part of these discussions revolved around the nature of CAF II funding, and whether or not we are seeing a direct impact on our business from the expected capex increases of several different service providers. As we explained in our last FieldReport, the CAF II subsidies are part of the multi-billion dollar government program to bring high-speed connectivity to millions of Americans living in rural, underserved areas. To date, several of the leading service providers have accepted these subsidies, with deployments anticipated to materialize in coming quarters.

I was also recently asked by the FTTH Council to be a charter member in its public policy committee. In working with the committee to plan the agenda for its Regional Meeting, I developed some insights about the trends for future fiber deployments, many of which I believe, play well to Clearfield's strengths. Most notably, is a strong emphasis toward public-private partnerships.

Fiscal 2016 Key Initiatives

- Expand sales force and increase international presence
- Enhance management team with executive sales and marketing personnel
- Accelerate momentum of core business at **Tier 2** and **Tier 3** levels
- Pursue and achieve product certifications required at **Tier 1** level
- Begin field trials with expanded base of **Tier 1** and **Tier 2** players



As we have discussed in this FieldReport, we have made meaningful progress in achieving the key growth initiatives we laid out in the beginning of fiscal 2016.

'Feet on the street' is an important element of our go-to-market strategy, and our ongoing expansion of our sales team, including the hiring of a director of broadband sales, is a critical step toward broadening our customer outreach and building our pipeline of sales opportunities. We announced earlier this month the hiring of a regional sales manager for the Mexican market. While the valuation of the dollar has hindered our growth in non-U.S. markets in recent quarters, this investment represents our ongoing commitment to international opportunities.

Naturally, we are in the process of obtaining the necessary certifications that allow us to compete for business in these markets. While the process is lengthy, we're pleased to say that we've taken additional measures to enhance the integrity and adoption of our product lines. To that end, we have recently been invited by a Tier 1 group to build an in-house test facility that allows us to internally test with independent audit by Telcordia.

Looking to the second half of fiscal 2016, we will continue to make progress on these initiatives. Small-scale field trials at key traditional carriers, both wireline and cable, are underway. Finally, we will continue to develop our IT infrastructure enabling the continued scale in business processes and manufacturing capabilities. As a result of these investments, we expect operating expenses to rise in order to support this elevated platform for expected future growth.


Financial Outlook – Fiscal 2016 & 2017
Execution of key initiatives positions Clearfield for greater market share and higher revenue growth rate
Investment in key IT infrastructure and enterprise resourcing planning systems
Based on current outlook and pipeline:
Revenue growth accelerating; with operating income growing alongside the pace of revenue growth
Fiscal 2016: 15%+ revenue growth
Fiscal 2017: 15%+ revenue growth
Revenue Growth Outlook
Revised April 28, 2016
$53.4M
$58.0M
$60.3M
15%+
15%+
2013
2014
2015
2016F
2017F

At this time, we believe it is appropriate to raise our previous revenue guidance of 10%+ to a 15%+ growth rate for the full year. While revenues year-to-date are up 24%, we would caution that revenue in early 2015 was negatively influenced due to a few, non-recurring issues associated with the early 2015 launch of the CAF II funding program, which slightly distorts comparison to the prior year periods.

While our sizeable backlog does provide an accelerated track for third quarter, due to the lumpiness of last year's quarterly sales, our outlook is for the approximate growth rate of 15% for this six month period, but not necessarily for each quarterly period.

As we demonstrate Clearfield's reach as a "Fiber Anywhere" provider, we believe that our success in the wireline, wireless, and cable TV market will continue. However, due to the project nature of our business as well as industry catalysts beyond our control, we are maintaining our 15%+ revenue guidance for fiscal 2017 at this time.

That being said, we are encouraged by our financial performance and operational progress thus far, but by no means are we ready to rest on our laurels. Opportunities to scale our business are on the rise—and with the successes we've had in executing on our initiatives, we feel we are in position to take advantage of these growth-enhancing prospects.

Contact Us

Company Contact:
Cheri Beranek
CEO & President
Clearfield, Inc.
IR@clfd.net

Investor Relations:
Matt Glover or Najim Mostamand
Liolios Group, Inc.
(949) 574-3860
CLFD@liolios.com


CLEARFIELD

Clearfield, Inc.
Minneapolis, Minnesota

In closing, we encourage you to review today's earnings release and filings, and we welcome any questions you may have about our financial performance, operations, products or industry. Please send your inquiries to CLFD@liolios.com. We will post the most relevant questions and answers in the 'For Investors' section of our website.

This wraps up today's FieldReport. Thank you for your interest and support, and we look forward to speaking with you soon.